EXHIBIT 24.1



                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chemical Banking Corporation, of our report dated January 7, 1995 appearing on page 43 of Section B of the Annual Report on Form 10-K of Chemical Banking Corporation for the year ended December 31, 1994. We also consent to the reference to us as Experts in Item 5 of Part II in such Registration Statement.


/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP
New York, New York
May 19, 1995


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